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As filed with the Securities and Exchange Commission on May 17, 2019.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUCKIN COFFEE INC.
(Exact name of Registrant as specified in Its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	5810 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

17F Block A, Tefang Portman Tower
No. 81 Zhanhong Road
Siming District, Xiamen, Fujian
People's Republic of China, 361008
+86-592-3386666
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Cogency Global Inc.
10 E. 40th Street, 10th Floor
New York, NY 10016
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Li He, Esq. James C. Lin, Esq. Davis Polk & Wardwell LLP 18/F, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300	Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton 37th Floor, Hysan Place 500 Hennessy Road, Causeway bay Hong Kong +852 2521-4122

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-230977

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

           If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of Securities to be Registered(1)(2)(4)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Class A ordinary shares, par value US$0.000002 per share(2)(3)	27,600,000	US$2.125	US$58,650,000	US$7,108.38

(1)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2)
Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-230989). Each American depositary share represents eight Class A ordinary shares.

(4)
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-230977. A total of 276,000,000 of securities were registered under Registration Statement No. 333-230977. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-230977 exceed 303,600,000.

           The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

 EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-230977) initially filed by Luckin Coffee Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on April 22, 2019, which was declared effective by the Commission on May 16, 2019, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

 LUCKIN COFFEE INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the Class A ordinary shares being registered (filed herewith)
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1
Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Luckin Coffee Inc. (File No. 333-230977) initially filed with the Securities and Exchange Commission on April 22, 2019)
24.2	Powers of Attorney (included on the signature page of this Registration Statement)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on May 17, 2019.

LUCKIN COFFEE INC.
By:	/s/ REINOUT HENDRIK SCHAKEL
	Name:	Reinout Hendrik Schakel
	Title:	Chief Financial Officer and Chief Strategy Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 17, 2019.

Signature		Title

* Name: Charles Zhengyao Lu		Chairman of Board of Directors
* Name: Jenny Zhiya Qian		Director and Chief Executive Officer (principal executive officer)
* Name: Jian Liu		Director and Chief Operating Officer
* Name: Jinyi Guo		Director and Senior Vice President
* Name: Hui Li		Director
* Name: Erhai Liu		Director
/s/ REINOUT HENDRIK SCHAKEL Name: Reinout Hendrik Schakel		Chief Financial Officer and Chief Strategy Officer (principal financial and accounting officer)
*By	/s/ REINOUT HENDRIK SCHAKEL Name: Reinout Hendrik Schakel Attorney-in-fact

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jenny Zhiya Qian and Reinout Hendrik Schakel as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the "Shares"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statementon Form F-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SEAN SHAO Name: Sean Shao	Independent Director	May 17, 2019
/s/ THOMAS P. MEIER Name: Thomas P. Meier	Independent Director	May 17, 2019

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Luckin Coffee Inc., has signed this registration statement or amendment thereto in New York on May 17, 2019.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ CHIANG SHEUNG LIN
	Name:	Chiang Sheung Lin
	Title:	Assistant Secretary

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EXPLANATORY NOTE
LUCKIN COFFEE INC. EXHIBIT INDEX
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES